Exhibit 10.2

FIRST MODIFICATION TO LOAN AND SECURITY AGREEMENT

This First Modification to Loan and Security Agreement (this M odification) is entered into by and between POLAR POWER, INC., a Delaware corporation ( Borrower), and PINNACLE BANK, a California corporation (Lender), as of this 7th day of October, 2020 at San Jose, California.

RECITALS

A. Lender and Borrower previously entered into a Loan and Security Agreement dated August 31, 2020, as modified from time to time pursuant to one or more Modifications to Loan and Security Agreement (collectively, the Loan A greement) Initially capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

B. Borrower has requested, and Lender (subject to fulfillment of the Conditions Precedent set forth below) has agreed, to modify the Loan Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Loan Agreement and the above Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall become effective upon fulfillment of the Conditions Precedent set forth below as required by Lender.

3. Modifications to Loan Agreement.

(a) The Preamble to the Loan Agreement is amended to change the date of the Loan Agreement from August 31, 2020 to September 30, 2020, with the remainder of the Preamble to remain unchanged and in full force and effect.

(b) The definition of “Termination Date”, set forth in Section 1.1 of the Loan Agreement, is amended to change the date of the “Initial Term” set forth in such definition from August 30, 2022 to September 30, 2022, with the remainder of such definition to remain unchanged and in full force and effect.

(c) Section 2.7 of the Loan Agreement is amended to change the reference to the initial “Termination Date” set forth in such Section from August 30, 2022 to September 30, 2022, with the remainder of such Section to remain unchanged and in full force and effect.

4. Conditions Precedent. The effectiveness of this Modification is conditioned upon fulfillment of the following conditions precedent as required by Lender, with any unfulfilled conditions precedent (unless waived by Lender) to become conditions subsequent to be immediately satisfied:

(a) Borrower shall have executed and delivered a copy of this Modification to Lender;

(b) The delivery, execution, resolution and/or completion (as applicable), to Lender’s satisfaction, of all other documents, matters or acts required by Lender in connection with this Modification including, without limitation:

(i) Not appplicable.

(c) Borrower shall have paid Lender’s attorneys’ fees and costs incurred in connection with the preparation and negotiation of this Modification and related documents, which fees and costs (at Lender’s option) may be charged as Advances under the Loan Agreement and added to the Obligations regardless of whether an Overadvance will result.

5. Releases. In consideration of Lender’s agreement to enter into this Modification, Borrower and the undersigned guarantors each release Lender and its respective agents, employees, officers, directors, attorneys, representatives, insurers, and successors and assigns (individually and collectively, the Released Parties), from any and all claims, whether or not such claims are known, unknown or suspected to exist, and causes of action which have been sustained or may be sustained, relating in any way to the lending relationship between Lender, on the one hand, and Borrower and/or such guarantors, on the other hand (individually and collectively, the Released Matters). Borrower and the undersigned guarantors each covenant and agree that neither they nor their agents, employees or successors and assigns will hereafter commence, maintain or prosecute any action at law or otherwise, or assert any claim against the Released Parties, for damages or loss of any kind or amount arising out of the subject matter of the Released Matters. It is the intention of each of Borrower and the undersigned guarantors that this release shall be effective in full and final accord and satisfaction and release of and from all Released Matters. Borrower and the undersigned guarantors each hereby waive any and all rights which they have or may have against the Released Parties under the provisions of Section 1542 of the California Civil Code (or other applicable law) as now worded and hereafter amended, which section presently read as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

6. Reaffirmations. Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement (as amended by this Modification) and in any document incident thereto or connected therewith.

7. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Agreement remain in full force and effect.

8. No Waiver of Events of Default. As of the date hereof, Lender may have been unable to ascertain the existence of any events of default under the Loan Agreement, and Lender’s failure to refer herein to any existing event of default shall not be deemed a waiver of any such existing event of default.

9. Counterparts. This Modification may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single original.

10. Electronic Signature. This Modification, or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “.pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the person who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Modification.

11. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereof must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Modification to Loan and Security Agreement as of the date first set forth above.

POLAR POWER, INC.,
a Delaware corporation

By:	/s/ Arthur D. Sams
Name:	Arthur D. Sams
Title:	CEO & Corporate Secretary

[Signatures Continued on Next Page]

PINNACLE BANK,
a California corporation

By:	/s/ Kevin O’Hare
Name:	Kevin O’Hare
Title:	President, Pinnacle Capital Finance

Page 3 of 3